UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 8, 2013

BOISE CASCADE COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

In connection with the completion of the initial public offering (the “Offering”) of Boise Cascade Company (the “Company”), the Company entered into the agreements described below, forms of which were previously described in the Company’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on November 15, 2012, as amended.

Registration Rights Agreement

On February 8, 2013, in anticipation of the closing of the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Boise Cascade Holdings, L.L.C. (“BC Holdings”), the Company’s controlling stockholder. Pursuant to the Registration Rights Agreement, BC Holdings is entitled to request that the Company register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” BC Holdings is also entitled to participate in certain registered offerings by the Company, subject to the restrictions in the Registration Rights Agreement. The Company will pay BC Holdings’ expenses in connection with BC Holdings’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of the Company’s common stock held by BC Holdings as of February 11, 2013, the closing of the Offering, (ii) any of the Company’s capital stock (or that of the Company’s subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions and (iii) any of the Company’s common stock held by Madison Dearborn Capital Partners IV, L.P. (“MDCP IV”) and its affiliates (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or repurchased by the Company or its subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Madison Dearborn and its affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Director Nomination Agreement

On February 11, 2013, in connection with the closing of the Offering, the Company entered into a director nomination agreement (the “Director Nomination Agreement”) with BC Holdings and MDCP IV.  The Director Nomination Agreement provides BC Holdings the right to designate nominees for election to the Company’s board of directors for so long as BC Holdings beneficially owns 10% or more of the total number of shares of the Company’s common stock then outstanding.  MDCP IV may cause BC Holdings to assign its designation rights under the Director Nomination Agreement to it or to its affiliates so long as it and its affiliates are the beneficial owners of 50% or more of BC Holdings’ voting equity interests.

The number of nominees that BC Holdings is entitled to designate under this agreement will bear the same proportion to the total number of members of the Company’s board of directors as the number of shares of common stock beneficially owned by BC Holdings bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, BC Holdings is entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of BC Holdings’ beneficial ownership at such time. BC Holdings also has the right to have its designees participate on committees of the Company’s board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The rights granted under the Director Nomination Agreement will terminate at such time as BC Holdings owns less than 10% of the Company’s outstanding common stock.

The foregoing is only a summary of the material terms of the Director Nomination Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Director Nomination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)                                                                                 On February 8, 2013, Mr. Richard H. Fleming was elected to the Company’s board of directors effective February 11, 2013 pursuant to the terms of the Director Nomination Agreement as a nominee of BC Holdings.  Mr. Fleming is also a member of the Company’s audit committee and replaced Matthew W. Norton on the committee.

Mr. Fleming was the executive vice president and chief financial officer of USG Corporation, from 1999 until his retirement in 2012.  USG is a leading manufacturer and distributer of high performance building systems for the construction and remodeling industries.  Prior to joining USG, Mr. Fleming was employed by Masonite Corporation, which was acquired by USG in 1984.  During his 39-year career with Masonite and USG, Mr. Fleming held various operating and finance positions, and was USG’s chief financial officer for approximately 18 years.  Mr. Fleming received a B.S. in economics from the University of the Pacific in Stockton, CA, and an MBA with finance specialization from the Tuck School of Business at Dartmouth College. Mr. Fleming is a member of the boards of directors of Columbus McKinnon Corporation, Optim Energy, LLC, and In3media, Inc.  He is also an advisory board member of AlphaZeta Interactive.

As a non-employee director, Mr. Fleming will receive the same compensation paid to all non-employee directors of the Company.

(e)

Indemnification Agreements

On February 11, 2013, the Company entered into indemnification agreements with its directors and executive officers in connection with the closing of the Offering. The forms of indemnification agreements are attached to this Current Report on Form 8-K as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.   The following summary of the forms of indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.3 and 10.4.

The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses and liabilities (each as defined in the indemnification agreements) arising out of or resulting from indemnitee’s status as a director, officer, employee, agent or fiduciary of the Company or any direct or indirect subsidiary of the Company or any other entity when serving in such capacity at the Company’s request. In addition, the indemnification agreements provide that the Company will pay in advance of a final disposition of a claim, to the extent no prohibited by law, related expenses as and when incurred by the indemnitee, subject to certain requirements set forth in the indemnification agreements.

2013 Incentive Compensation Plan

The Boise Cascade Company 2013 Incentive Compensation Plan (the “2013 Incentive Plan”), which became effective prior to the consummation of the Offering, provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, other cash-based compensation and performance awards. Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting or advisory services for the Company, are eligible for grants under the 2013 Incentive Plan. The purpose of the 2013 Incentive Plan is to provide incentives that attract, retain and motivate high-performing officers, directors, employees and consultants by providing them a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their responsibilities to the Company.   As of the date of this Current Report on Form 8-K, the Company’s board of directors has not approved any grants of any awards under the 2013 Incentive Plan.

The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2013 Incentive Plan or with respect to which awards may be granted may not exceed 3,100,000 shares. The maximum number of shares of the Company’s common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based awards that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code and may be granted under the 2013 Incentive Plan during any fiscal year to any eligible individual will be 500,000 shares (per type of award); provided that the total number of shares of the Company’s common stock with respect to all such awards that may be granted under the 2013 Incentive Plan during any fiscal year to any eligible individual will be 500,000 shares. There are no annual limits on the number of shares of the Company’s common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible individuals. The maximum number of shares of the Company’s common stock subject to any performance award which may be granted under the 2013 Incentive Plan during any fiscal year to any eligible individual will be

500,000 shares. The maximum value of a cash payment made under a performance award which may be granted under the 2013 Incentive Plan during any fiscal year to any eligible individual will be $5,000,000.

The number of shares available for issuance under the 2013 Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of the Company’s common stock. In the event of any of these occurrences, the Company will make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of the Company’s common stock or shares of common stock held in or acquired for its treasury. In general, if awards under the 2013 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2013 Incentive Plan.

Notwithstanding any other provision of the 2013 Incentive Plan, the Company’s board of directors may at any time amend any or all of the provisions of the 2013 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2013 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

The foregoing is only a summary of the material terms of the 2013 Incentive Plan and does not purport to be complete, and is qualified in its entirety by reference to the 2013 Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated by reference herein.

Item 8.01 Other Events.

BC Holdings was automatically released from its guarantee of the Company’s 6 3/8% Senior Notes due 2020 in accordance with the terms of the related Indenture, dated as of October 22, 2012, by and among the Company (f/k/a Boise Cascade, L.L.C.) and Boise Cascade Finance Corporation, as issuers, the guarantors named therein, and U.S. Bank National Association, as trustee, in connection with the closing of the Offering.  BC Holdings’ guarantee under that certain Credit Agreement, dated as of July 13, 2011 (as amended), by and among the Company, as borrower, the other borrowers party thereto, the guarantors party thereto, and Wells Fargo Capital Finance, L.L.C., as Agent, was released on February 11, 2013, in connection with the closing of the Offering.

On February 11, 2013, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated as of February 8, 2013, by and between Boise Cascade Company and Boise Cascade Holdings, L.L.C.
10.2	Director Nomination Agreement, dated as of February 11, 2013, by and among Boise Cascade Company, Boise Cascade Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P.
10.3	Form of Indemnification Agreement (for directors and officers affiliated with Madison Dearborn Partners, L.L.C.)
10.4	Form of Indemnification Agreement (for directors and officers not affiliated with Madison Dearborn Partners, L.L.C.)
10.5	Boise Cascade Company 2013 Incentive Compensation Plan
99.1	Press release dated February 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg
Senior Vice President, Human Resources and General Counsel
Date: February 13, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated as of February 8, 2013, by and between Boise Cascade Company and Boise Cascade Holdings, L.L.C.
10.2	Director Nomination Agreement, dated as of February 11, 2013, by and among Boise Cascade Company, Boise Cascade Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P.
10.3	Form of Indemnification Agreement (for directors and officers affiliated with Madison Dearborn Partners, L.L.C.)
10.4	Form of Indemnification Agreement (for directors and officers not affiliated with Madison Dearborn Partners, L.L.C.)
10.5	Boise Cascade Company 2013 Incentive Compensation Plan
99.1	Press release dated February 11, 2013